Exhibit 5.1

June 16, 2026

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel in Missouri to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) in the form proposed to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration of an aggregate of 300,000 shares (such newly registered shares, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), available for future issuance under the Reinsurance Group of America, Incorporated Amended and Restated Employee Stock Purchase Plan (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”).

In rendering the opinions stated herein, we have examined and relied upon the following:

1.	the Registration Statement;

2.	the Plan;

3.

an executed copy of a certificate of William Rearden, Senior Vice President, Reinsurance & Regulatory Counsel & Assistant Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

4.

a copy of the Amended and Restated Articles of Incorporation of the Company, as amended, as certified pursuant to the Officer’s Certificate as being true, complete, and correct as of the date hereof (the “Articles”);

5.

a copy of the Amended and Restated Bylaws of the Company as certified pursuant to the Officer’s Certificate as being true, complete, and correct as of the date hereof (the “Bylaws” and together with the Articles, the “Organizational Documents”);

6.

a copy of (a) the resolutions adopted by the Board of Directors of the Company at a meeting held on March 19, 2026, and (b) the resolutions adopted by the Board of Directors of the Company at a meeting held on April 23, 2026, each as certified pursuant to the Officer’s Certificate as being true, complete, and correct as of the date hereof and as remaining in full force and effect and having not been amended, supplemented, modified, revoked or rescinded as of the date hereof; and

ARMSTRONG TEASDALE LLP | 7700 FORSYTH BLVD., SUITE 1800, ST. LOUIS, MISSOURI 63105 T 314.621.5070 F 314.621.5065 ArmstrongTeasdale.com

Reinsurance Group of America, Incorporated

June 16, 2026

7.	the good standing certificate issued by the Secretary of State of the State of Missouri with respect to the Company on June 15, 2026.

In connection with this opinion letter, we have examined and relied upon such records, statements, documents, certificates and other instruments of public officials and officers of the Company as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. As to facts material to the opinions expressed herein, we have relied, without independent investigation, upon statements, certificates and representations of officers and other representatives of the Company, public officials and others, including the facts and conclusions set forth in the Officer’s Certificate.

In our examination of the foregoing, we have assumed the genuineness of all signatures, including electronic signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form have been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. We have assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents, we have assumed (i) that the parties thereto, other than the Company to the extent addressed in the opinions below, had the power, corporate or other, to enter into and perform all obligations thereunder, (ii) that the parties thereto are duly organized and validly existing, (iii) the due authorization of the execution, delivery and performance of such documents by all requisite action, corporate or other, by such parties, (iv) the due execution and delivery by such parties of such documents by authorized signatories, and (v) the enforceability, validity and binding effect of such documents on such parties.

In rendering the opinions stated herein, we have also assumed that (i) the Shares will be issued in book-entry form and an appropriate account statement evidencing the Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar will be issued by the Company’s transfer agent and registrar; (ii) the issuance of the Shares will be properly recorded in the books and records of the Company; (iii) the subscription agreement and/or other documentation pursuant to which participation, purchase rights and Shares will be granted pursuant to the Plan (each, a “Subscription Document”) will be consistent with the Plan; (iv) each Subscription Document will be duly authorized, validly executed and delivered by the parties thereto; (v) the consideration received by the Company for each of the Shares issued pursuant to the Plan shall not be less than the per share par value of the Shares; (vi) the Company’s authorized capital stock is as set forth in the Articles, and we have relied solely on the copy thereof certified pursuant to the Officer’s Certificate and have not made any other inquiries or investigations; (vii) the Company will continue to have sufficient authorized shares of Common Stock; (viii) the issuance of the Shares does not and will not conflict with or constitute a violation of, or a breach under, or require the consent, approval or authorization of or any filing with any third party (including any United States federal or any state governmental authority) under (A) any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents) or (B) any United States federal or state law, rule or regulation, other than the filing and effectiveness of the Registration Statement (except that we do not make this assumption with respect to The General and Business Corporation Law of Missouri (the “GBCL”)); and (ix) at all applicable times, the Company was and will be duly formed, validly existing and in good standing, with the requisite legal status and legal capacity under the laws of the jurisdiction of its organization.

ARMSTRONG TEASDALE LLP

Reinsurance Group of America, Incorporated

June 16, 2026

Our opinions set forth herein are limited to the GBCL. We do not express any opinion (i) with respect to any law other than the GBCL, (ii) as to the effect of any other law on any opinion herein stated, or (iii) as to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter, and no other opinions are to be implied.

Based upon and relying on the foregoing and subject to the qualifications, assumptions and limitations set forth herein, as of the date hereof, we are of the opinion that (i) the Shares have been duly authorized by all requisite corporate action on the part of the Company under the GBCL, and (ii) when (A) the Registration Statement, as finally amended, becomes effective under the Securities Act, (B) the Shares are duly issued in accordance with the terms and conditions of the Plan, the Organizational Documents (as they may be amended from time to time), and the applicable Subscription Documents, and (C) the Company has received consideration in an amount at least equal to the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. Our opinions are limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Our opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Armstrong Teasdale LLP

Armstrong Teasdale LLP

ARMSTRONG TEASDALE LLP